                                                                     EXHIBIT 21.

                                  SCHEDULE III

                              LIST OF SUBSIDIARIES

                                                                 STATE OR OTHER
                                                                  JURISDICTION
NAME                                                            OF INCORPORATION
- ----                                                            ----------------

Subsidiaries of Rural/Metro Corporation (Delaware):

         City Wide Acquisition, Inc.                                    Delaware
         Metro Care Corp.                                                   Ohio
         Rural/Metro Corporation, an Arizona corporation                 Arizona
         Valley Fire Service, Inc.                                      Delaware

Subsidiaries of Rural/Metro Corporation (Arizona):

         Coronado Health Services, Inc.                                  Arizona
         Metropolitan Fire Department, Inc.                              Arizona
         R/M Management Co., Inc.                                        Arizona
         Rural/Metro Corporation of Florida                              Florida
         Rural/Metro Corporation of Tennessee                          Tennessee
         Rural/Metro Fire Dept., Inc.                                    Arizona
         Rural/Metro of Alabama, Inc.                                   Delaware
         Rural/Metro of Georgia, Inc.                                   Delaware
         Rural/Metro of Indiana, Inc.                                   Delaware
         Rural/Metro of Nebraska, Inc.                                  Delaware
         Rural/Metro of New York, Inc.                                  Delaware
         Rural/Metro of Ohio, Inc.                                      Delaware
         Rural/Metro of Oregon, Inc.                                    Delaware
         Rural/Metro of South Carolina, Inc.                            Delaware
         Rural/Metro of South Dakota, Inc.                              Delaware
         Rural/Metro of Texas, Inc.                                     Delaware
         W & W Leasing Company, Inc.                                    Arizona
         RISC America Alabama Fire Safety Services,Inc.*                Delaware

Subsidiaries of Rural/Metro of Texas, Inc.:

         Allied Ambulance, Inc.                                            Texas
         M.T.S. Ambulance, Inc.                                            Texas
         Medical Transportation Services, Inc.                             Texas
         R/M of Texas G.P., Inc.                                        Delaware
         R/M of Texas L.P., Inc.                                        Delaware
         Rural/Metro Corporation of Abilene                                Texas
         Rural/Metro of Arlington, Inc.                                 Delaware
         Rural/Metro of North Texas, Inc.                                  Texas

Subsidiaries of Rural/Metro Corporation of Florida:

         Rural/Metro of North Florida, Inc.                              Florida

Subsidiaries of Rural/Metro of New York, Inc.:

         Corning Ambulance Service Inc.                                 New York
         Eastern Paramedics, Inc.                                       Delaware
         The George Heisel Corporation                                  New York
         LaSalle Ambulance, Inc.                                        New York
         Towns Ambulance Service, Inc.                                  New York
         The Western New York Emergency Medical
            Services Training Institute Inc.                            New York

Subsidiaries of The George Heisel Corporation:

         Beacon Transportation, Inc.                                    New York
         National Ambulance & Oxygen Service, Inc.                      New York

Subsidiaries of Rural/Metro of Nebraska, Inc.:

         Eastern Ambulance Service, Inc.                                Nebraska

Subsidiaries of Eastern Ambulance Service, Inc.

         Eastern Ambulance Service, Inc. - Grand Island                 Nebraska
         Eastern Ambulance Service, Inc. - Hastings                     Nebraska
         Eastern Ambulance Service, Inc. - Lincoln (50% owned)          Nebraska
         Eastern Ambulance Service, Inc. - Omaha                        Nebraska

Subsidiaries of Rural/Metro of Ohio, Inc.:

         Gold Cross Ambulance Services, Inc.                            Delaware
         Physicians Ambulance Service, Inc.                             Delaware
         Rural/Metro of Central Ohio, Inc.                              Delaware

Subsidiaries of Rural/Metro of Georgia, Inc.:

         E.M.S. Ventures, Inc.                                           Georgia
         Rural/Metro of Atlanta, Inc.                                   Delaware

Subsidiaries of Rural/Metro of South Carolina, Inc.:

         EMS Ventures of South Carolina, Inc.                     South Carolina

Subsidiaries of Rural/Metro of Central Ohio, Inc.:

         American Limousine Service, Inc.                                   Ohio

Subsidiaries of Gold Cross Ambulance Services, Inc.:

         Gold Cross Ambulance Service of Pa., Inc.                          Ohio

Subsidiaries of Rural/Metro Corporation of Tennessee:

         Oak Ridge Medical Transport, Inc.                             Tennessee
         R/M of Tennessee G.P., Inc.                                    Delaware
         R/M of Tennessee L.P., Inc.                                    Delaware

Subsidiaries of Rural/Metro of Indiana, Inc.:

         Aid Ambulance at Vigo County, Inc.                              Indiana
         The Aid Ambulance Company, Inc.                                Delaware
         The Aid Company, Inc.                                           Indiana

Subsidiaries of Rural/Metro of Alabama, Inc.:

         Medstar Emergency Medical Services, Inc.                        Alabama
         Southern Emergency Medical Services, Inc.                       Alabama
- -----------
* RISC America Alabama Fire Safety Services, Inc. is owned by a limited partnership of which a subsidiary of the Company is a general partner.

This list does not include inactive subsidiaries or interests in joint ventures or partnerships, specifically the yet to be activated limited partnerships known as Rural/Metro of Tennessee, L.P., Rural/Metro of Indiana, L.P., Rural/Metro of Indiana II, L.P., and Rural/Metro of Texas, L.P.

The Company owns 100% of all its subsidiaries, except as noted.